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JAMES E. SLAYTON, CPA
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3867 WEST MARKET STREET
SUITE 208
AKRON, OHIO 44333


U.S. Securities and Exchange Commission
Washington D.C. 20549

Reference: Ionosphere, Inc.                                     August 9, 1999

To Whom It May Concern:

     The firm of James E. Slayton, Certified Public Accountant has reviewed the statements made in Item 3. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. The statements made are accurate and correct.

Professionally,


/s/ James E. Slayton
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James E. Slayton, CPA
Ohio License ID#04-1-15582